EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Terra Tech Corp.:

We consent to incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-1 of Terra Tech Corp. of our audit report dated March 31, 2014, with respect to the Consolidated Balance Sheets of Terra Tech Corp. as of December 31, 2013 and 2012 and the related Consolidated Statements of Operations, Equity (Deficit) and Cash Flows for each of the fiscal years in the two-year period ended December 31, 2013.

/s/ Tarvaran, Askelson & Company, LLP
Dana Point, CA
September 12, 2014